UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010

______________________

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31539	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis 35 Tang Yan Road, Hi-Tech Zone Xian, 710065, Shaanxi Province China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant

On December 6, 2010, China Natural Gas, Inc. (the "Company") engaged Friedman LLP ("Friedman") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The engagement of Friedman by the Company was approved by the Company’s Audit Committee. Friedman replaced Frazer Frost, LLP ("Frazer Frost"), who resigned as the Company's independent registered public accounting firm on December 6, 2010.

 The report of Frazer Frost on the Company’s consolidated financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and its report was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The report of Moore Stephens Wurth Frazer and Torbet, LLP ("MSWFT"), the predecessor entity to Frazer Frost, on the Company’s consolidated financial statements for the year ended December 31, 2008 also did not contain an adverse opinion or disclaimer of opinion, and its report was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Prior to January 1, 2010, MSWFT was engaged to audit the Company's consolidated financial statements.  On January 6, 2010, the Company was notified that, effective January 1, 2010, certain partners of MSWFT and Frost, PLLC (“Frost”) formed Frazer Frost, a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost, each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the Company and becoming the Company’s independent accounting firm on January 1, 2010.

During the years ended December 31, 2009 and December 31, 2008 and the subsequent interim period from January 1, 2010 to December 6, 2010, the Company did not have any disagreements with Frazer Frost or MSWFT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Frazer Frost or MSWFT, as applicable, would have caused either accounting firm to make reference to the subject matter of the disagreements in its respective report on the Company’s consolidated financial statements for these years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Frazer Frost with a copy of the foregoing disclosures in this Current Report on Form 8-K and requested that Frazer Frost furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report. A copy of the letter from Frazer Frost stating its agreement with the above statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years and through December 6, 2010, the Company has not consulted with Friedman regarding either of the following matters:

▪
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

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any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Frazer Frost, LLP dated December 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2010

CHINA NATURAL GAS, INC.

By:	/s/ Qinan Ji
Name:	Qinan Ji
Title:	Chief Executive Officer